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Exhibit 99.1

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(TSX: BFC.UN)	For Immediate Release

BFI CANADA AND IESI CORPORATION ANNOUNCE $1.1 BILLION
TRANSACTION TO CREATE ONE OF NORTH AMERICA'S LARGEST
SOLID WASTE MANAGEMENT COMPANIES

        Toronto, Ontario and Fort Worth, Texas (November 29, 2004): BFI Canada Income Fund (TSX: BFC.UN) and IESI Corporation jointly announced today that they have executed a $1.1 billion Transaction Agreement to combine the two companies, creating one of the largest non-hazardous solid waste management companies in North America.

        The transaction, which has been approved by the Boards of both companies, is expected to be immediately 12% accretive to BFI Canada's cash distributions per unit. BFI Canada anticipates that it will increase its annual cash distribution to $1.5708 per unit from $1.4025 following the closing of the transaction.

        "The combination with IESI achieves one of BFI Canada's key strategic objectives of establishing a meaningful and profitable presence in the approximately U.S. $42 billion non-hazardous solid waste management industry in the United States," said Keith Carrigan, BFI Canada President and CEO. "The United States will provide BFI Canada with excellent growth potential given the attractive dynamics of the U.S. non-hazardous solid waste management industry and substantial opportunities for consolidation."

        The transaction will substantially increase BFI Canada's market capitalization to more than $1.5 billion (based on the closing unit price as of November 26, 2004), significantly enhancing BFI Canada's liquidity and financial resources. The combined company will have pro forma revenues and EBITDA of $606.3 million and $187.2 million, respectively, for the twelve months ended September 30, 2004. These pro forma results exclude any effect from BFI Canada's acquisition of Complete Disposal Services ("CDS"), which closed November 19, 2004.

        IESI is one of the leading regional, non-hazardous solid waste management companies in the United States, providing collection, transfer, recycling, and disposal services in two geographic regions. IESI's southern region consists of Texas, Louisiana, Oklahoma, Arkansas and Missouri. IESI's northeast region encompasses New York, New Jersey, Pennsylvania, and Maryland.

        "As a result of the transaction, BFI Canada will own one of North America's leading non-hazardous solid waste management businesses with efficient, low-cost operations, high internalization rates, regionally focused operations, and strong and growing cash flow characteristics," said Mr. Carrigan. "The combined business will benefit from a solid base of exclusive, multi-year municipal solid waste collection contracts that support a predictable revenue stream, as well as improved customer and geographical diversification."

        Mickey Flood, IESI founder, President and CEO, stated, "We serve more than 560,000 residential and 56,000 commercial and industrial customers in our two regions and are one of the top three service providers in the majority of our principal markets. Like BFI Canada, we have achieved a strong record of financial performance though our vertical integration, focus on achieving high rates of internalization in our market focused operations, and disciplined acquisition strategy."

Transaction at a Glance

In C$ millions, Financial results for the twelve months ended September 30, 2004

	BFI Canada		IESI	Pro Forma
Revenue	$183.3		$422.9	$606.3
EBITDA	$62.3		$124.9	$187.2
Market Capitalization(1)	$684			$1,545
Customers
—Commercial and Industrial	43,000		56,000	99,000
—Residential	290,000		560,000	850,000
Markets	19		37	56
Collection operations	19		43	62
Transfer stations	4	(2)	23	27
Recycling facilities	8	(2)	7	15
Landfills	4		17	21
Internalization rate	53	%(3)	61%

(1)
Calculated based on the closing unit price on November 26, 2004.

(2)
BFI Canada operations include CDS facilities acquired November 19, 2004.

(3)
BFI Canada's internalization rate excludes any internalization from CDS.

Management Team

        The core senior management team of BFI Canada will continue to lead the combined business, and will be complemented by IESI's experienced management team in the United States. Mr. Carrigan will continue as the Chief Executive Officer of the combined business, and Joseph Quarin, current Chief Financial Officer of BFI Canada, will remain in his current role. Mickey Flood, IESI's founder and CEO, will become Executive Vice President and remain President and CEO of IESI, and Tom Cowee, IESI's CFO, will become Vice President, Integration. Senior management of both BFI Canada and IESI have extensive experience in operating and improving the profitability of non-hazardous solid waste management companies and both teams have a demonstrated track record of successfully executing and integrating acquisitions. Mr. Carrigan and Mr. Flood each have over 25 years of industry experience. The combined management team will have a meaningful ownership interest in the Fund.

Forward Strategy

        The North American non-hazardous solid waste management industry has consistently demonstrated favourable growth trends, has recession-resistant characteristics, and offers significant opportunities for further consolidation. "The fit between the two businesses is excellent," said Mr. Carrigan. "We intend to improve operational efficiencies and profit margins by adopting the best practices of both companies, while pursuing growth both internally and through accretive acquisition opportunities that exist in Canada and the United States. We are very confident that this transaction will create short and long-term value for our unitholders."

The Transaction

        Under the Transaction Agreement, the Fund will indirectly acquire 100% of the common stock of IESI and BFI Canada and IESI will combine their businesses. The current equity investors in IESI will retain an approximately 39% indirect interest in the Fund. The transaction is expected to close on or before January 31, 2005 subject to several conditions, including unitholder approval and the receipt of all necessary regulatory approvals.

        CIBC World Markets Inc. is engaged as financial advisor and exclusive agent to BFI Canada. BMO Nesbitt Burns Inc. and Credit Suisse First Boston LLC are engaged as financial advisors to IESI. HSBC Securities (Canada) Inc. acted as financial advisor to the Board of Trustees of BFI Canada and provided an independent fairness opinion in connection with the Transaction.

        The Transaction will be funded, in part, from the proceeds of an offering of subscription receipts by the Fund, under a prospectus to be filed with Canadian securities regulatory authorities (see "Notes to Readers").

Conference Call Today

        BFI Canada and IESI will host a conference call for investors today at 11 a.m. Eastern Standard Time. To participate, please call 1-800-814-4857 or to listen, log on to www.bficanada.com or www.vcall.com. Alternatively, a replay of the call will be available until midnight on December 6 and can be accessed by dialing 1-877-289-8525 and entering passcode 21102524#.

About IESI Corporation

        IESI is one of the leading regional, non-hazardous solid waste management companies in the United States. IESI provides its services through a network of vertically integrated assets in 37 markets, including 43 collection operations, 23 transfer stations, 17 landfills, seven recycling facilities and a fleet of more than 780 collection vehicles. IESI believes it is among the top three commercial waste management providers in the majority of its principal service areas. IESI provides collection, transfer, disposal and recycling services in two geographic regions: its South Region, consisting of various service areas in Texas, Louisiana, Oklahoma, Arkansas and Missouri; and its Northeast Region, consisting of various service areas in New York, New Jersey, Pennsylvania and Maryland. Since 1995, IESI has established a track record of successfully integrating newly acquired businesses. In 2003, IESI was the tenth largest service provider based on revenue in the approximately US$42 billion non-hazardous solid waste management industry in the United States, and would be the eighth largest provider after giving the full-year effect to IESI's 2003 acquisitions. For the twelve months ended September 30, 2004, IESI had revenues of US$317.5 million and EBITDA of US$93.5 million. For more information on IESI, visit www.iesi.com.

About BFI Canada

        BFI Canada is a full-service waste management company providing nonhazardous solid waste collection, transfer, disposal and recycling services in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec. It is one of the largest non-hazardous solid waste management companies in Canada, and provides solid waste collection, transfer, disposal and recycling services to customers in 19 markets. BFI Canada owns and operates three landfill sites, four transfer collection stations, eight recycling facilities, a landfill gas-to-energy facility, and operates one municipally-owned landfill site and one recycling facility. BFI Canada had consolidated revenues of approximately $183.3 million and EBITDA of $62.3 million for the twelve months ended September 30, 2004. The Fund's units are listed on the Toronto Stock Exchange under the symbol BFC.UN. For more information on the Fund, visit www.bficanada.com.

For further information, please contact:

  Joseph D. Quarin,
  Chief Financial Officer, BFI Canada
  Tel: (416) 401-7722
  Email: joe.quarin@bficanada.com

  Thomas J. Cowee
  Senior Vice President, Chief Financial Officer and Treasurer, IESI
  Tel: (817) 632-4005
  Email: tjcowee@iesi.com

  Anne MacMicken,
  Manager, Investor and Employee Relations, BFI Canada
  Tel: (416) 401-7729
  Email: anne.macmicken@bficanada.com

Notes to Readers

        This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities described herein in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification or registration under applicable securities laws of any such jurisdiction. The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act.

        References to "EBITDA" in this news release are to net income (loss) before some or all of the following: cumulative effect of a change in accounting principle net of income tax benefit, income tax expense (recovery), other income (expense), loss on extinguishment of debt, loss on termination of interest rate swaps, gain on sale of capital assets or net (gain) loss on sale of capital and landfill assets, write-off of deferred financing costs, interest expense or interest on long-term debt, amortization or depreciation, depletion and amortization.

        These items are viewed by management of BFI Canada and IESI as either non-cash (in the case of amortization or depreciation, depletion and amortization, write-off of deferred financing costs, loss on extinguishment of debt, cumulative effect of a change in accounting principle net of income tax benefit and future income taxes) or non-operating (in the case of interest expense or interest on long-term debt, gain on sale of capital assets or net (gain) loss on sale of capital and landfill assets, loss on termination of interest rate swaps, gain on settlement of bond forward contracts and current income taxes). EBITDA is a term used by the Fund and IESI that does not have a standardized meaning prescribed by Canadian GAAP or U.S. GAAP. The method of calculating EBITDA used by the Fund and IESI may differ from methods used by other entities and, accordingly, it is unlikely to be comparable to similar measures used by other issuers. EBITDA is a useful financial and operating metric for investors as it represents a starting point in the determination of free cash flow available for distribution.

        EBITDA should not be construed as a measure of income or of cash flows determined in accordance with Canadian GAAP or U.S. GAAP. The reconciling items between EBITDA and net income are detailed in the consolidated statements of operations beginning with income before the following or income from operations before depreciation, depletion and amortization and ending with net income (loss).

        This news release may contain "forward-looking statements" relating to BFI Canada and IESI within the meaning of applicable securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The use of any of the words "anticipate", "continue", "estimate", "expect", "may", "will", "project", "should", "believe" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Certain of these risks and uncertainties include: the combined business is capital intensive and may consume cash in excess of cash flow from its operations and borrowings; the combined business' growth strategy depends, in part, on acquiring other solid waste management or related businesses and expanding existing landfills and other operations, which the combined business may be unable to do; the combined business may not be able to successfully manage its growth; the combined business faces risks related to certain deficiencies in the operation of the combined business' internal control over financial reporting and disclosure controls and procedures; competition could reduce the combined business' profitability or limit its ability to grow; provincial, state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the combined business' ability to operate landfills at full capacity; the combined business may lose contracts through competitive bidding or early termination, which would cause revenue to decline; the combined business' U.S. operations are geographically concentrated in the northeastern and southern United States and susceptible to those regions' local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the combined business' operations; the ability of the combined business to pay dividends or make other payments or advances (which will support distributions on the Fund's units) will be subject to applicable laws and contractual restrictions contained in the instruments governing the indebtedness of those entities; the degree to which the combined business is leveraged could adversely affect its financial condition and make it more difficult for the combined business to make payments with respect to its debt; despite its current indebtedness, the combined business may require additional equity or debt financing to fund its growth and debt repayment obligations; the ability of the combined business to service its debt, remain competitive, sustain its growth and expand its operations will require large amounts of cash, and the combined business' ability to generate cash depends on many factors, some of which are beyond its control; the interests of the retained interest holders and their affiliates could conflict with those of other investors; the combined business depends heavily on its senior management; if the combined business is unable to obtain performance or surety bonds, letters of credit or insurance, the combined business may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operations permits; the combined business is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations; the combined business may not be able to obtain permits it requires to operate its business; the combined business may be subject to legal action relating to compliance with environmental laws; the combined business may have liability for environmental contamination; and the combined business will always face the risk of liability, and insurance may not always be available or sufficient.

        BFI Canada and IESI urge you to carefully consider the factors set forth above in evaluating the forward-looking statements and caution you not to place undue reliance on such forward-looking statements. There may also be additional risks that BFI Canada and IESI do not presently know of or that BFI Canada or IESI currently believe are immaterial, which could also impair their respective businesses. In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur. Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in BFI Canada's renewal annual information form for the period ended December 31, 2003 filed with the Canadian securities regulatory authorities and in IESI's periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" of IESI's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The forward-looking statements contained herein are made only as of the date of this news release and neither BFI Canada nor IESI undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.

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  Exhibit 99.1
BFI CANADA AND IESI CORPORATION ANNOUNCE $1.1 BILLION TRANSACTION TO CREATE ONE OF NORTH AMERICA'S LARGEST SOLID WASTE MANAGEMENT COMPANIES